UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  31 May 2005

(Date of earliest event reported)

D E E R E  &  C O M P A N Y

(Exact name of registrant as specified in its charter)

DELAWARE	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Robert W. Lane, Chairman and Chief Executive Officer of the Company, has adopted a pre-arranged stock trading plan to exercise a portion of his Company stock options and to sell a portion of his Company common stock. The plan was adopted in accordance with guidelines specified under Rule 10b5-1(c) of the Securities Exchange Act of 1934, which allows corporate officers and directors to pre-arrange purchases, sales and exercises of their company’s securities when they do not have material, non-public information.

Mr. Lane’s initial plan is scheduled to begin trading no earlier than September 18, 2005, at which point he will have served as Chairman and Chief Executive Officer of the Company for five years. Mr. Lane currently holds over five times his annual salary in Company stock and restricted stock units, in excess of the requirement provided by the Company’s Compensation Committee. The plans will be structured so that not all of the net shares acquired through plan option exercises may be sold, thereby increasing Mr. Lane’s ownership position over time.

Mr. Lane’s initial plan will run through December 23, 2005, during which up to 522,454 options on Company common stock may be exercised and up to 19,163 shares may be sold. In connection with option exercises, shares will be withheld to pay the exercise prices and withholding taxes. Mr. Lane intends to periodically enter into additional option exercise and share sale plans in the future in order to exercise his options, over time, before they expire and to gradually diversify his financial holdings. Plan transactions will be disclosed publicly as they occur through Form 4 filings with the Securities and Exchange Commission.

Certain other executive officers have also adopted 10b5-1 trading plans, including H. J. Markley, President, Agricultural Division; Nathan J. Jones, Senior Vice President and Chief Financial Officer; and James R. Jenkins, Senior Vice President and General Counsel. The transactions under these plans may occur from time to time through May 2006.  Other officers and directors of the Company may adopt Rule 10b5-1 plans in the future. Using these pre-arranged trading plans, insiders can gradually diversify their investment portfolios, can spread stock trades out over an extended period of time to reduce any market impact, and can avoid concerns about initiating security transactions while in possession of material non-public information. Except as may be required by law, the Company does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under such plans.

The Company’s Compensation Committee has adopted stock ownership guidelines for the executive officers of the Company in addition to Mr. Lane. The other executive officers are required to own at least three and one-half times their annual salary in Company stock and restricted stock units. Once the guideline is reached, the number of shares held at that time becomes the minimum share requirement over time. The ownership of each of the executives listed above currently exceeds their guideline. The plans described herein will not reduce their ownership below the guidelines.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT
James H. Becht
Secretary
Dated: May 31, 2005